UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022 (September 14, 2022)

HF SINCLAIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

HF Sinclair Corporation (the “Corporation”) announced today that the Corporation and Richard L. Voliva III agreed to a mutual separation effective as of the date hereof (the “Separation Date”). Mr. Voliva served as the Executive Vice President and Chief Financial Officer of the Corporation and President of Holly Logistic Services, L.L.C. (“HLS”) prior to his separation. HLS, a wholly-owned subsidiary of the Corporation, is the general partner of HEP Logistics Holdings, L.L.C., which is the general partner of Holly Energy Partners, L.P. (“HEP”).

In connection with Mr. Voliva’s separation, the Corporation, HollyFrontier Corporation, HLS, HollyFrontier Payroll Services, Inc., and HEP, on behalf of themselves and their respective parents, subsidiaries and affiliates, and Mr. Voliva entered into a Mutual Separation Agreement and Release dated September 15, 2022 (the “Agreement”). The Agreement sets forth the terms of his separation compensation approved by the Corporation’s Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) and includes the following compensation to be paid to Mr. Voliva: (i) a separation payment equal to one year of his 2022 salary of $715,000 to be paid in twelve monthly installments, (ii) a one-time cash payment of $100,000 payable within 30 days following the date of execution of the Agreement, (iii) as a result of his employment with the Corporation during substantially all of the 2022 performance period ending on September 30, 2022, a 2022 annual incentive cash compensation program cash bonus payment of $965,250, which is 150% of his target bonus of 90% of annual base salary earnings and at or near the expected actual payout based on current data, and (iv) pro rata vesting of Mr. Voliva’s outstanding equity awards, resulting in the vesting of 23,953 restricted stock units granted to him in November 2019, November 2020 and November 2021 and 48,971 performance share units granted to him in November 2019, November 2020 and November 2021 as of the Separation Date. The pro rata vesting of Mr. Voliva’s outstanding equity awards described above was also approved by the Compensation Committee.

In addition, as a result of Mr. Voliva’s prior position with HLS, the terms of the Agreement include, and Mr. Voliva will also receive from HLS: (i) a 2022 annual incentive cash bonus from HLS of $600,000, which is 150% of his HLS target bonus of $400,000 and at or near the expected actual payout for the 2022 performance period based on current data, and (ii) pro rata vesting of his outstanding HEP equity awards, resulting in the vesting of 14,956 HEP phantom units granted to him in October 2020 as of his Separation Date. For additional information regarding Mr. Voliva’s separation compensation from HLS, see HEP’s Current Report on Form 8-K filed September 15, 2022.

The foregoing severance and bonus payments are subject to Mr. Voliva not later revoking the Agreement, which contains non-solicitation, non-compete, non-disparagement and confidentiality covenants from Mr. Voliva. In connection with his separation, Mr. Voliva’s change in control agreement with the Corporation terminated on his Separation Date.

As a result of Mr. Voliva’s separation, the Board appointed Atanas H. Atanasov as Executive Vice President and Chief Financial Officer effective September 30, 2022 (or such other date as may be agreed to with Michael C. Jennings, Chief Executive Officer of the Corporation), which is his expected start date with the Corporation. Mr. Atanasov, 49, currently serves as Chief Financial Officer of Lummus Technology LLC, a global chemical technologies company for the petrochemical and energy industries, a position he has held since April 2022. Prior to joining Lummus, Mr. Atanasov served as the Executive Vice President, Chief Financial Officer and Treasurer of Kraton Corporation, a NYSE listed specialty chemical company, from May 2019 until its merger with DL Holdings in March 2022. Prior to joining Kraton, he served as the Chief Financial Officer of Empire Petroleum Partners, LLC, a wholesale distributor of motor fuels, from February 2016 to May 2019. Prior to then, Mr. Atanasov served as Executive Vice President, Chief Financial Officer and Treasurer of NGL Energy Partners LP, a NYSE listed MLP, from May 2013 to February 2016, as Senior Vice President, Finance and Treasurer from September 2012 to May 2013 and as Vice President and Treasurer from November 2011 to September 2012. Prior to joining NGL, he held various finance roles of increasing responsibility with GE Capital from January 2003 to November 2011. He is a registered Certified Public Accountant.

The Compensation Committee of the Board (the “Compensation Committee”) approved the following compensation for Mr. Atanosov, effective on his employment date: (i) a base salary of $600,000, (ii) an annual incentive cash compensation target bonus of 90% of his base salary earnings (with a maximum limit of 180% of base salary earnings) for the Corporation’s 2023 performance period commencing on October 1, 2022, subject to terms to be determined by the Compensation Committee at a later date, and (iii) subject to the approval of the Compensation Committee at a later date and pursuant to the Corporation’s long term incentive plan, a 2023 annual equity grant in the expected amount of $2,000,000 comprised 50% of restricted stock units and 50% of performance share units. In addition, to align Mr. Atanasov with the Corporation’s stockholders, the Board approved an equity award grant to Mr. Atanasov of $333,000 in restricted stock units on his employment date. The restricted stock units will vest in full on the first anniversary of Mr. Atanasov’s employment date, subject to his continued employment with the Corporation on such vesting date. To compensate Mr. Atanasov for his forfeited bonus with his current employer, he will receive a sign-on bonus of $300,000 in cash, which will be subject to repayment until Mr. Atanasov completes 12 months of employment with the Corporation. He will enter into the Corporation’s previously disclosed form of Change in Control Agreement and Indemnification Agreement, and he will be eligible for the same benefits, plans, policies and programs offered that are generally made available to other executive-level employees of the Corporation at any given time.

There are no arrangements or understandings between Mr. Atanasov and any other person pursuant to which Mr. Atanasov was named Executive Vice President and Chief Financial Officer. Mr. Atanasov does not have any family relationship with any director or executive officer of the Corporation or any person nominated or chosen by the Corporation to become a director or executive officer. There are no transactions in which Mr. Atanasov has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On September 15, 2022, the Corporation issued a joint press release with HEP announcing the management changes. A copy of the Corporation’s press release is attached hereto at Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 15, 2022.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/ Vaishali S. Bhatia
Name:	Vaishali S. Bhatia
Title:	Senior Vice President and General Counsel

Date: September 15, 2022